Exhibit 10.32

[NOTE:  CERTAIN INFORMATION HAS BEEN EXCLUDED

FROM THIS EXHIBIT BECAUSE IT IS BOTH:  (i) NOT MATERIAL; AND,

(ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO REGISTRANT IF PUBLICLY DISCLOSED.]

PURCHASE AND SALE AGREEMENT

(The Strand at Town Center)

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the 29th day of October, 2019 (the “Effective Date”) by and among PGP JACKSONVILLE TC, LLC, a Delaware limited liability company (“Seller”), Consolidated-Tomoka Land Co., a Florida corporation (“Purchaser”), and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Agent”).

RECITALS:

A.WHEREAS, Seller is the owner in fee simple of the Property (as defined below).

B.WHEREAS, the Property is located within the shopping center located in Duval County, Florida, known as “The Strand at Town Center” (the Shopping Center”).

C.WHEREAS, Seller desires to sell and Purchaser desires to purchase Seller’s interest in the Property subject to all of the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser, and Escrow Agent agree as follows:

ARTICLE 1

DESCRIPTION OF PROPERTY

1.1Purchase and Sale of Property.  Seller hereby agrees to sell, assign, and convey to Purchaser, and Purchaser agrees to purchase from Seller, those certain parcels of real property situated in Duval County, Florida, more particularly described in Exhibit A attached hereto (collectively, the “Land”), and together with all buildings, structures, and other improvements now located on the Land (collectively, the “Improvements”) (the Land, the Improvements, all appurtenances pertaining thereto, including any and all right, title, and interest of Seller in and to any easements, licenses, privileges, adjacent streets, roads, alleys, or rights of way pertaining to the Land are hereinafter collectively referred to as the “Premises”), together with the following:

(a)All of Seller’s right, title and interest in and to those certain leases for the Premises (collectively, the “Leases”), which Leases are more particularly described on Exhibit B attached hereto, together with all lease guaranties (the “Guaranties”) and all letters of credit, unapplied security deposits, or like fees (collectively, the “Tenant Deposits”);

(b)All of Seller’s right, title, and interest in all books and records concerning the Property and Shopping Center to the extent assignable, including, but not limited to, all architectural, engineering, mechanical, and electrical drawings, plans, specifications, feasibility studies, and reports, all surveys, all manuals, all construction records, all keys to all locks on the Premises, and an accounting for keys in the possession of others, and all reports, budgets, reconciliation statements, operating statements and other financial records pertaining to the operation and maintenance of the Premises, Shopping Center and the common areas on adjacent lands (collectively, the “Books and Records”);

(c)All of Seller’s right, title and interest, if any, in and to developer and development rights, concurrency, entitlements, including peak hour trips (but excluding Seller’s excess earned peak hour trips, which are not included in this sale), impact fee credits, mobility credits, fair share credits, and all licenses, permits, certificates, approvals, authorizations, variances, the Lake Number One Owners’ Association, Inc., the Lake Meadowbrook Lake Owners’ Association, Inc., and consents issued by governmental or quasi-governmental bodies, officers, and/or authorities, in connection with the ownership, occupancy, use, and operation of the Premises (the “Permits”); and

(d)All of Seller’s right, title, and interest, if any, in all furniture, fixtures, equipment, appliances, supplies, tools, machinery, and other types and items of personal property affixed thereto, located thereon, or used in connection with the operation of the Premises owned by Seller (the “Personal Property”), and intangible personal property owned by Seller and used in connection with the Premises, the Shopping Center and the business operated thereon, including any name referring to the Premises, the Shopping Center and the business operated thereon, all assignable warranties and guaranties, licenses, franchises, logos, trade names, trademarks, service marks, advertising materials, telephone and facsimile numbers, combination locks, and internet addresses used in connection with the Premises or Shopping Center (collectively, the “Intangibles”) (the Premises, Leases, Guaranties, Tenant Deposits, Books and Records, Permits, Personal Property, Intangibles, and any other property described in this Article 1 are collectively referred to as the “Property”).

ARTICLE 2

PURCHASE PRICE

2.1Purchase Price.  The total purchase price for the Property that Purchaser agrees to pay to Seller shall be Sixty Two Million Seven Hundred One Thousand and No/100 Dollars ($62,701,000.00), subject to adjustments and prorations as provided in this Agreement (the “Purchase Price”).

-  2 -

2.2Payment of Purchase Price.  Purchaser shall pay to Seller through escrow at Closing the Purchase Price, subject to adjustments and credits as set forth in this Agreement, either (a) in cash, cashier’s check, or wire transfer of immediately available funds (U.S. Dollars), or (b) such other method as is approved by Seller.

ARTICLE 3

EARNEST MONEY

3.1Earnest Money.  Within three (3) business days after the Effective Date, Purchaser shall deliver to Escrow Agent the sum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) in cash, cashier’s check, or wire transfer (the “Deposit” or “Earnest Money”) to be placed in a non-interest bearing account.  In the event Purchaser fails to deliver the Deposit to Escrow Agent within three (3) business days after the Effective Date, Seller’s sole remedy shall be to terminate this Agreement.  If the sale of the Property is consummated pursuant to the terms of this Agreement, the Earnest Money shall be retained by Seller and applied to the payment of the Purchase Price on the Closing Date (as defined in Section 8.1 below).  If Purchaser terminates this Agreement in accordance with any right to terminate granted by this Agreement, the Earnest Money shall be immediately returned to Purchaser, and Purchaser shall have no further obligation to close hereunder.

ARTICLE 4

INSPECTION PERIOD

4.1Inspection Period.  Purchaser shall have the right to enter upon, inspect, and investigate the Premises to determine whether or not the Premises is satisfactory to Purchaser in Purchaser’s sole discretion for a period of time commencing on the Effective Date and expiring at 5:00 p.m. Eastern Time forty (40) days thereafter (the “Inspection Period”).  Notwithstanding the expiration of the Inspection Period, Purchaser shall continue to have the right, subject to the terms herein, to enter upon the Premises to inspect and investigate the Property pursuant to the terms set forth herein.

4.2Entry and Inspection.  Subject to the terms of the Leases, Seller shall make the Property available for inspection by Purchaser and Purchaser’s employees, representatives, consultants, agents, and contractors, during regular business hours and upon forty-eight (48) hours’ notice.  Purchaser may, at Purchaser’s sole risk and expense, undertake a complete physical inspection of the Property as Purchaser deems appropriate, including, but not limited to, soil tests, environmental audits, and property condition assessment reports; provided, however, that any such inspection does not cause any permanent damage to the Property.  In addition, Purchaser shall have the right to review, and Seller shall make available to Purchaser, the Due Diligence Materials (as

-  3 -

defined below).  Purchaser’s right to inspect the Property shall include the right to conduct such investigations, tests, surveys, interviews, and other analyses as Purchaser determines is necessary, including, without limitation, entry into or upon every portion of the Premises including those portions leased to the tenants under the Leases; provided, however, that Purchaser shall not conduct or allow any physically intrusive testing of, on or under the Premises without first obtaining Seller’s written consent as to the timing and scope of work to be performed, which consent shall not be unreasonably withheld or delayed.

(a)All such inspections, investigations, and examinations shall be undertaken at Purchaser’s sole cost and expense.  Purchaser will coordinate all on-site inspections with Seller so that Seller shall have the option of having one of Seller’s representatives present at any and all such on-site inspections.  After completing any such inspections, Purchaser shall restore and repair any damage caused by Purchaser’s inspections to substantially the same condition that existed immediately prior to such inspection, and Purchaser hereby agrees to indemnify and hold Seller harmless from any and all claims made or causes of action brought against Seller or the Property resulting from the activities of Purchaser or any of Purchaser’s agents or servants in conducting any of such  inspections on the Property.  Notwithstanding the foregoing, Purchaser’s indemnity shall not cover any loss, claim, or damage to the Property or to any person directly related (i) to any conditions or environmental issues which existed prior to Purchaser’s inspection or to the existence of any hazardous materials or substances which is discovered during Purchaser’s inspection, or (ii) resulting from Seller’s acts, failure to act, or negligence.  The terms of this Section shall survive the Closing or the termination of this Agreement, as applicable.  Purchaser agrees not to unreasonably disrupt the business operations on the Premises or the tenants under the Leases during its inspections.

(b)Within three (3) business days after the Effective Date, Seller shall make available to Purchaser through the Eastdil Secure Data Room all reports, studies, projections, documents, records, or other materials relating to the ownership, use, operation, management, or maintenance of the Premises that are in Seller’s possession, including, without limitation, the items more specifically described in Exhibit C attached hereto and made a part hereof (collectively, the “Due Diligence Materials”).  Seller shall make available to Purchaser copies of such other documentation in Seller’s possession that Purchaser deems necessary to complete its due diligence.  Seller shall cooperate with Purchaser in its due diligence review and investigation of the Property and shall direct its employees, agents, and management company to cooperate with Purchaser in such review and investigation.

-  4 -

(c)The terms of Section 4.2 shall survive the Closing or the termination of this Agreement, as applicable.

4.3Termination of Inspection Period.  If Purchaser for any reason determines that the Property is not satisfactory to Purchaser in its sole discretion, Purchaser shall have the right at any time during the Inspection Period (including any period of time extending the Inspection Period) to notify Seller and Escrow Agent, in writing, that it has elected to terminate this Agreement.  Upon receipt of said notice, Escrow Agent shall immediately return the Earnest Money to Purchaser. If Purchaser fails to give a notice to Seller and Escrow Agent prior to expiration of the Inspection Period, Purchaser shall be deemed to have elected to proceed to Closing, subject to the terms of this Agreement, and the Earnest Money shall be non-refundable except as otherwise set forth herein.

ARTICLE 5

TITLE AND SURVEY

5.1Title.  Within ten (10) days of the Effective Date, Purchaser shall obtain a title commitment (the “Commitment”), together with copies of all title documents listed as exceptions, from First American Title Insurance Company (the “Title Company”) or its agent agreeing to issue to Purchaser an owner’s policy of title insurance in the total amount of the Purchase Price insuring fee simple marketable title to the Property, subject only to the Permitted Exceptions (as defined below).  Purchaser shall have until the end of the Inspection Period within which to notify Seller in writing (the “Title Objection Notice”) of any defects or objections to the title appearing in the Commitment or the Survey (each, a “Title Defect” and collectively, the “Title Defects”).  Purchaser’s failure to timely deliver the Title Objection Notice shall be deemed Purchaser’s approval of the Commitment and the Survey.  Upon receipt of the Title Objection Notice, Seller will make its best efforts to cure any Title Defects and must cure liens or encumbrances evidencing monetary obligations and any notices of commencement affecting the Property (the “Mandatory Removal Liens”).  If Seller fails to remedy the Title Defects on or prior to Closing, Purchaser may in its sole discretion either (a) terminate this Agreement and receive a return of its Earnest Money; (b) waive the Title Defects and consummate the Closing; or (c) postpone the Closing for a reasonable time to allow Seller additional time to remedy the Title Defects, and if hereafter Seller is still unable to remedy the Title Defects, at that time Purchaser may elect either (a) or (b).

5.2Permitted Exceptions.  It is understood and agreed that the Property is being sold by Seller to Purchaser free and clear of all liens, claims, and encumbrances except for the Permitted Exceptions, and it is further understood and agreed that the conveyance by Special Warranty Deed to be delivered by Seller at Closing shall be subject only to the following (“Permitted Exceptions”):

-  5 -

(a)Laws, ordinances, and governmental regulations (including, but not limited to, building, zoning, land use, and any subdivision ordinances and regulations) affecting the occupancy, use, or enjoyment of the Premises none of which materially adversely affect or prevent the present use of the Premises;

(b)All matters shown on Schedule B-II of the Commitment which are not Title Defects or Mandatory Removal Liens;

(c)Rights of the tenants under the Leases, as tenants only (with no rights of first refusal or purchase options) pursuant to the Leases;

(d)Real estate taxes and assessments for the year of Closing and subsequent years which are not yet due and payable; and

(e)Those matters disclosed by or depicted on the Survey, which are not a Title Defect.

5.3Later Title Exceptions.  In the event that an exception unacceptable to Purchaser is filed of record subsequent to the date of the Commitment (a “Later Exception”), Seller shall send written notice of such Later Exception to Purchaser.  Purchaser shall have the right to postpone the Closing for the period of time necessary for Seller to satisfy, release, cure, or remove such lien or exception.  Upon Seller’s cure, removal, or bonding off of any such Later Exception, the Closing shall be scheduled upon ten (10) days prior written notice to Seller, provided that such date is not earlier than the Closing Date under this Agreement.  If Seller is unable to cure, remove, bond off, or otherwise dispose of any Later Exception, Purchaser may in its sole discretion either (a) terminate this Agreement and receive a return of the Earnest Money; (b) waive such objection to the Later Exception and proceed with the Closing; or (c) postpone the Closing for a reasonable time to allow Seller additional time to remedy said Later Exception, and if thereafter Seller is unable to remedy said Later Exception, at that time Purchaser may elect either (a) or (b). Notwithstanding the foregoing, additional draws, advances, and/or increases to Seller’s existing financing related to the Property that will be paid off at Closing shall not be considered a Later Exception.

5.4Survey.  Not later than the end of the Inspection Period, Purchaser, at its sole cost and expense, may obtain a current survey of the Premises prepared by a registered land surveyor duly licensed in the State of Florida (the “Survey”).  Upon request, Seller shall execute a survey affidavit sufficient to allow the Title Company to delete the standard survey exception from the Commitment.

ARTICLE 6

REPRESENTATIONS, WARRANTIES, AND COVENANTS BY SELLER

[INFORMATION OMITTED]

-  6 -

ARTICLE 7

REPRESENTATIONS AND WARRANTIES BY PURCHASER

[INFORMATION OMITTED]

ARTICLE 8

CLOSING

8.1Closing.  Except as set forth below, the Closing on the sale and purchase of the Premises shall be held in the office of the Title Company or its agent by “mail-away” closing on or before the thirtieth (30th) day after the expiration of the Inspection Period (the “Closing Date”), unless the parties mutually agree upon another place and date.

8.2Conditions to Closing.  The obligation of Purchaser hereunder to consummate the Closing is subject to the satisfaction, as of the Closing, of each of the conditions set forth below.  In the event one or more of the below conditions to Closing are not satisfied by Closing, Purchaser may (i) waive, in writing, in whole or in part, any of the conditions set forth below, (ii) extend the Closing until satisfactory completion of such condition, or (iii) terminate this Agreement, without waiving any other remedies it may have hereunder, and receive a return of its Deposit.

(a)Seller’s Compliance.  Seller’s representations and warranties contained in this Agreement shall be true and correct as of the Closing Date, and Seller shall have performed, observed, and complied with all of the covenants, agreements, and conditions required by the Leases and this Agreement to be performed, observed, and complied with by Seller prior to or as of the Closing, including without limitation, as set forth in Section 6.2(a).

(b)Management Agreements; Service Contracts.  If applicable and required by Purchaser, Seller shall have caused all management and brokerage agreements and all Service Contracts pertaining to the Property to be terminated effective as of the Closing Date (except for those Service Contracts that Purchaser elects in writing to assume) and shall cooperate with Purchaser in the transfer of management of the Property to Purchaser or an affiliate of Purchaser after Closing.

(c)Change in the Property.  Except as expressly permitted herein, the Property shall be in substantially the same condition as of the Effective Date, ordinary wear and tear excepted.

-  7 -

(d)Estoppel Certificates.  The Required Tenant Estoppels shall have been obtained by Seller and delivered to Purchaser.  All remaining Estoppel Certificates received by Seller shall have been delivered to Purchaser.  None of the Estoppel Certificates (including the Required Tenant Estoppels) shall reflect any materially adverse information or inconsistencies with the Rent Roll, Leases or any Seller representations and warranties set forth herein, and all of the Estoppel Certificates shall remain true and correct as of Closing.  Notwithstanding the foregoing, failure by the Seller to obtain the Estoppel Certificates shall not be a default under this Agreement.

(e)Mandatory Removal Liens.  Seller shall have cured any Mandatory Removal Liens.

(f)Marked Title Commitment.  Purchaser shall have received a “marked” title Commitment in the amount of the Purchase Price, insuring fee simple title to the Property, subject only to the Permitted Exceptions.

(g)No Bankruptcy Proceedings.  No bankruptcy, insolvency, rearrangement or similar action or proceeding, whether voluntary or involuntary, shall be pending or threatened against tenants.

(h)Thrive Term Commencement Agreement.  Seller and the tenant under the Thrive Lease shall have executed the Thrive Term Commencement Agreement.

8.3Seller’s Closing Deliveries.  At Closing, Seller shall deliver or cause to be delivered to Purchaser the following documents, all of which shall be in form reasonably acceptable to Purchaser:

(a)One or more Special Warranty Deeds, as determined by Purchaser, executed by Seller in form attached hereto as Exhibit D conveying the Premises to Purchaser free and clear of all encumbrances other than the Permitted Exceptions (the “Special Warranty Deed”);

(b)Quit Claim Bill of Sale and General Assignment in the form attached hereto as Exhibit E conveying to Purchaser all of Seller’s right, title and interest, if any, in and to the Personal Property, Books and Records, Intangibles and the Permits related to the Premises (the “Quit Claim Bill of Sale and General Assignment”);

(c)Assignment and Assumption of Leases in the form attached hereto as Exhibit F containing Seller’s indemnification of Purchaser for matters occurring on or prior to the Closing Date and Purchaser’s

-  8 -

assumption of obligations arising after the Closing Date (the “Assignment and Assumption of Leases”);

(d)An Assignment of Declarant Rights under that certain Amended and Restated Master Declaration of Easements, Covenants and Restrictions for The Strand recorded in Official Records Book 17912, Page 203, as amended by that certain Amendment to Amended and Restated Master Declaration of Easements, Covenants and Restrictions recorded in Official Records Book 18561, page 1334; and as further amended by that certain Second Amendment to Amended and Restated Master Declaration of Easements, Covenants and Restrictions recorded in Official Records Book 18561, page 1382, all of the public records of Duval County, Florida, in such form as is reasonably approved by Purchaser;

(e)An Assignment of Declarant Rights under that certain Declaration of Covenants and Restrictions for Operation and Maintenance of Surface Water or Storm Water Management System recorded in Official Records Book 8207, Page 785, as amended by that certain First Amendment to Declaration of Covenants and Restrictions for Operation and Maintenance of Surface Water or Storm Water Management System recorded in Official Records Book 9760 Page 851, and as further amended by that certain Addendum to Declaration of Covenants and Restrictions for Operation and Maintenance of Surface Water or Storm Water Management System recorded in Official Records Book 14390 Page 453, all of the public records of Duval County, Florida, in such form as is reasonably approved by Purchaser;

(f)The resignation of all of Seller’s representatives who are board members of Lake Number One Owners’ Association, Inc., and the Lake Meadowbrook Lake Owners’ Association, Inc. (the “Associations”), and appointment of a person identified by Purchaser to serve as such board member’s replacement on the board of the Association (joined by all remaining board members, officers or members of such Associations, as necessary to authorize such appointment);

(g)An assignment of Seller’s rights under any other declaration of easement, covenant, restriction or other agreement benefiting or affecting the Property (or any portion thereof), in such form as is reasonably approved by Purchaser;

(h)Assignment of Impervious Surface Allocations in connection with that certain Declaration of Restrictive Covenant and Easements (TC Parcels Stormwater Treatment) recorded in Official Records Book

-  9 -

16849, Page 1093, of the public records of Duval County, Florida, in such form as is reasonably approved by Purchaser;

(i)Certificate of good standing of Seller from the Secretary of State of Seller’s state of formation;

(j)Resolution of Seller authorizing the transaction contemplated by this Agreement and indicating that Seller is duly authorized to execute all closing documents, in form and substance approved by the Title Company;

(k)Owner’s and FIRPTA affidavit from Seller sufficient to delete the standard title exceptions for the “gap,” parties in possession (other than the tenants under the Leases), unrecorded matters and mechanics liens;

(l)Original or copies if Seller does not have originals of the Leases;

(m)Letter to the tenants under the Leases informing the tenants of Purchaser’s acquisition of the Property;

(n)An updated Rent Roll certified by Seller as being true and correct as of the Closing Date, which shall reflect no adverse information;

(o)Originals or signed copies of the Estoppel Certificates received by Seller;

(p)If required by Purchaser, terminations of any management agreements, brokerage agreements and Service Contracts;

(q)Such additional documents and instruments as the Title Company may reasonably require to transfer and insure the title to the Property; and

(r)Such other documents or instruments as Purchaser may reasonably request in order to effectuate the transactions contemplated herein.

8.4Purchaser’s Closing Deliveries.  At Closing, Purchaser shall deliver to Seller the following:

(a)The Purchase Price, as adjusted pursuant to closing adjustments and prorations provided for in this Agreement;

(b)Counterpart to the Assignment and Assumption of Leases;

-  10 -

(c)Such additional documents and instruments as the Title Company may reasonably require to transfer and insure the title to the Property; and

(d)Such other documents or instruments as Seller may reasonably request in order to effectuate the transactions contemplated herein.

ARTICLE 9

CLOSING COSTS, ADJUSTMENTS, AND PRORATIONS

9.1Closing Costs.  At Closing, Purchaser shall pay the costs associated with its due diligence, the costs of preparation of the Survey, the cost of any fees, taxes and recording fees associated with Purchaser’s financing, the cost to record the Special Warranty Deed, and one-half (1/2) of any closing or escrow fee to the Escrow Agent.  At Closing, Seller shall pay the premium for the owner’s title policy in the amount of the Purchase Price and all search and exam fees, documentary stamp taxes on the Special Warranty Deed, all brokerage commissions, any monetary obligations secured by all or any portion of the Property (including prepayment penalties or other charges incurred in connection therewith), the recording fees and costs associated with any curative or title documents including the Mandatory Removal Liens, and one-half (1/2) of any closing or escrow fee to the Escrow Agent.  Purchaser and Seller shall each pay their own attorneys’ fees.

9.2Real Property and Personal Property Taxes.  Unless paid by tenants under the Leases, real estate taxes on the Premises, and any other taxes associated with the Property for the year of Closing, shall be prorated as of the Closing Date.  Seller shall pay all real estate and personal property taxes for the period ending on the day immediately preceding the Closing, and Purchaser shall be responsible for all such taxes from and after the day of Closing.  If the tax bill for the year of closing has not been issued prior to Closing, such taxes shall be prorated based upon the tax bill issued for the previous year, with known changes, if any; provided, however, any such reproration of taxes shall be based upon the maximum available discount amount when the actual amount becomes known.

9.3Utilities Prorations.  Unless paid by tenants under the Leases, the final meter readings on all gas, water, sewer, electric, and all other utility services shall be made as of 12:01 A.M. on the Closing Date or as soon thereafter as possible.  For the convenience of the parties, Seller and Purchaser may agree to an estimated meter reading as of the Closing Date based upon a prior reading at any time after the expiration of the Inspection Period or agree upon a proration based upon the previous month’s applicable utility bill.  Seller shall be responsible for all charges for consumption of utilities and any waste and garbage charges prior to the Closing Date, and Purchaser shall be responsible for all utility charges and any waste and garbage charges from and after the Closing Date.  All deposits for utility services shall remain the sole property of Seller, and Purchaser shall prior to Closing make new security deposit arrangements with the utility companies providing service to the Property.

-  11 -

9.4Rental Payments and Security Deposits.  All minimum rents, percentage rents, operating expense charges, security charges, tax and insurance escalation charges, pass-through common area maintenance charges, and all other fees and charges due under the Leases and all other items of income with respect to the Property, whether or not any of the foregoing are due, have been billed, or have been collected as of the Closing, shall be prorated between Purchaser and Seller as of midnight on the date preceding the Closing (but not sales tax due on the rental payments under the Leases, which shall be paid to the State of Florida Department of Revenue by the party receiving such sales tax payment).  If any of said rents, charges, fees, or incomes have not been collected or are past due at the time of Closing for a period not in excess of one (1) month, Purchaser agrees to use commercially reasonable efforts consistent with Purchaser’s business practices to collect the same and agrees that the first monies received by Purchaser with respect to each account shall be received first on account of or in payment of the rent due for the month in which such sum was collected, then to any other amounts due Purchaser, then to any amounts due Seller.  All Tenant Deposits paid by tenants under the Leases, together with any interest thereon, shall be assigned and transferred to Purchaser at Closing or applied as a credit against the Purchase Price at Closing.  Seller shall indemnify Purchaser against any loss, claim, or action arising from Seller’s failure to account for, properly apply, or actually transfer to Purchaser any such Tenant Deposits and prepaid rents.  Percentage rents, if any, due under any Leases for any lease year in which the Closing occurs shall be apportioned between Seller and Purchaser on a Lease by Lease basis, with Seller entitled to the portion of total percentage rent paid under each Lease for the Lease year in which the Closing occurs equal to the total amount of such percentage rent multiplied by a fraction, the numerator of which shall be the number of days in such Lease year which elapsed prior to the Closing Date, and the denominator of which shall be 365.  Subject to the remainder of this subsection, Seller shall retain all percentage rent payments received by it prior to the Closing, and Purchaser shall retain all percentage rent payments received by it from and after the Closing.  Within thirty (30) days after final computation and adjustment of percentage rents for calendar year 2019 (or, if applicable, for the lease year in which the Closing occurs) under any Lease, the parties shall prorate or reprorate the percentage rent under such Lease and any appropriate adjustments between the parties will be made at that time.

9.5Assessments, Liens, and Other Expenses.  Unless paid by tenants under the Leases, all assessments, liens, or other expenses that relate to or are associated with the Property shall be prorated as such assessments, liens, or other expenses are customarily prorated in similar transactions in the County in which the Property is located.

9.6All Expenses.  All remaining bills and expenses of every nature relating to the Property, including those for tenant improvements/allowances/credits, leasing commissions, labor, materials, services, and capital improvements incurred by Seller for the period ending on the day immediately preceding the Closing shall be paid by Seller, except for any such expenses incurred by or at the direction of Purchaser in connection with Purchaser’s inspection of the Property, all of which expenses incurred by Purchaser

-  12 -

at the direction of Purchaser shall be paid by Purchaser.  All such costs arising or incurred on or after the Closing Date shall be paid by Purchaser.

9.7Post Closing Reconciliation.  [INFORMATION OMITTED]

9.8 Survival.  All of the provisions of Article 9 shall survive Closing.

ARTICLE 10

CASUALTY AND CONDEMNATION

10.1Casualty.  Seller assumes all risk and liability, damage to, or injury occurring to the Premises by fire, storm, accident, or any other casualty or cause until the Closing has been consummated.  If the Premises, or any part thereof, suffers any damages prior to the Closing from fire or other casualty, Purchaser may either (a) terminate this Agreement and the Earnest Money shall be returned to Purchaser, in which event the parties shall have no further rights and liabilities hereunder except with respect to those matters specifically surviving termination or Closing; or (b) consummate the Closing, in which latter event the proceeds of any insurance covering such damage shall be assigned to Purchaser at Closing

10.2Condemnation.  If, prior to Closing, action is initiated or threatened to take any part of the Property by eminent domain proceedings or by deed in lieu under threat thereof, Purchaser may either (a) terminate this Agreement and receive a refund of the Earnest Money, in which event the parties shall have no further rights or obligations hereunder except those matters specifically surviving termination or Closing; or (b) consummate the Closing in which latter event any award received or to be received by Seller from the condemning authority shall be assigned to Purchaser at the Closing.

ARTICLE 11

DEFAULT

11.1Breach by Seller.    [INFORMATION OMITTED]

11.2Breach by Purchaser.    [INFORMATION OMITTED]

11.3Escrow Hold-Back.    [INFORMATION OMITTED]

ARTICLE 12

MISCELLANEOUS

12.1Notices.  Any notice, request, or other communication required or permitted to be given under this Agreement shall be in writing, addressed to each party at its

-  13 -

address as set forth below, and shall be delivered by (i) hand delivery, (ii) commercial courier service (such as Federal Express), (iii) email or facsimile transmission, or (iv) mailed by United States registered or certified mail, return receipt requested, postage prepaid.  Any such notice shall be considered given on the date of such hand or courier delivery or upon transmission by email or facsimile.  By giving at least five (5) days’ prior written notice thereof, any party may from time to time and at any time change its mailing address hereunder.  Any notice by any party may be given by such party’s legal counsel.  The parties’ respective notice addresses are as follows:

As to Seller:

PGP Jacksonville TC, LLC

402 Industrial Lane

Birmingham, Alabama 35211

[INFORMATION OMITTED]

With a copy to:

[INFORMATION OMITTED]

As to Purchaser:

c/o Consolidated-Tomoka Land Co.

1140 N. Williamson Boulevard, Suite 140

Daytona Beach, FL 32114

[INFORMATION OMITTED]

With a copy to:

c/o Consolidated-Tomoka Land Co.

1140 N. Williamson Boulevard, Suite 140

Daytona Beach, FL 32114

[INFORMATION OMITTED]

And a copy to:

[INFORMATION OMITTED]

          12.2    Broker.  [INFORMATION OMITTED]

12.3Escrow Agent.  Escrow Agent agrees to hold, keep, and deliver the Earnest Money and all other sums delivered to Escrow Agent in accordance with the following terms and provisions:

(a)Escrow Agent shall not be entitled to any fees or compensation for its services hereunder.  Escrow Agent shall be liable only to hold said

-  14 -

sums and deliver the same to the parties named herein in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this Agreement, Escrow Agent is acting in the capacity as a depository only and shall not be liable or responsible to anyone for any damages, losses, or expenses unless same shall have been caused by the gross negligence or willful misconduct of Escrow Agent.

(b)In the event of any disagreement between Purchaser and Seller resulting in any adverse claims and demands being made in connection with or for the monies involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands so long as such disagreement may continue; and in so refusing Escrow Agent shall make no delivery or other disposition of any of the monies then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such refusal; and Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (b) all differences shall have been adjusted by written agreement between Seller and Purchaser, and Escrow Agent shall have a period not exceeding three (3) business days after receipt by Escrow Agent of any notice or request to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement.  Further, Escrow Agent shall have the right at all times to pay all sums held by it (i) to the appropriate party under the terms hereof, or (ii) into any court of competent jurisdiction after a dispute between or among the parties has arisen, whereupon Escrow Agent’s obligations hereunder shall terminate.

(c)Seller and Purchaser jointly and severally agree to indemnify and hold harmless Escrow Agent from any and all costs, damages, and expenses, including reasonable attorneys’ fees, that Escrow Agent may incur in its compliance of and in good faith with the terms of this Agreement; provided, however, that this indemnity shall not extend to any acts of gross negligence or willful misconduct on the part of the Escrow Agent.

(d)Notwithstanding anything to the contrary contained in this Agreement, prior to the expiration of the Inspection Period, the escrow established hereunder shall be a “sole order” escrow for the benefit of Purchaser (meaning that Escrow Agent shall act solely in accordance with the instructions of Purchaser until the expiration of the Inspection Period in respect of the Earnest Money).  Without limiting the generality of the foregoing, in the event that on or prior to

-  15 -

the expiration of the Inspection Period, Purchaser delivers notice to Escrow Agent stating that Purchaser has elected to terminate this Agreement, then Escrow Agent shall refund to Purchaser the Earnest Money without any requirement that Escrow Agent first notify or obtain any approval or consent of Seller (and Escrow Agent agrees that it shall not be permitted to, and shall not, follow any conflicting instructions given by Seller or any third party with regard thereto).  Seller agrees in such instance not to deliver any conflicting instructions to Escrow Agent for any reason and hereby instructs Escrow Agent to act in respect of the Earnest Money solely in accordance with Purchaser’s instructions on or prior to the expiration of the Inspection Period.  For the avoidance of doubt, if Purchaser makes a demand of Escrow Agent to return the Earnest Money pursuant to this Section, then Purchaser shall be deemed to have terminated this Agreement.

(e)The provisions of this Section 12.3 shall survive Closing.

12.4Entire Agreement.  This Agreement and the Exhibits hereto embody the entire agreement between the parties relative to the subject matter, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter, which are not expressly set forth herein.

12.5Amendment.  This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

12.6Headings.  The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

12.7Time of the Essence.  TIME IS OF THE ESSENCE OF THIS AGREEMENT.  However, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday, or major holiday, then the time of such period shall be extended to the next day which is not a Saturday, Sunday, or major holiday.  For the purposes of this Section, “major holiday” shall mean New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

12.8Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Florida and the laws of the United States pertaining to transactions in Florida.

12.9Successors and Assigns.  This Agreement shall bind and inure to the benefit of Seller, Purchaser, and their respective heirs, executors, administrators, personal legal representatives, successors, and assigns.  Purchaser may assign Purchaser’s rights under this Agreement.

-  16 -

12.10Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

12.11Attorneys’ Fees.  In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein or with respect to any matter regarding the Property, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages as herein provided, reasonable attorneys’, paralegals’, or expert witnesses’ fees and costs incurred in such suit at trial or on appeal or in connection with any bankruptcy or similar proceedings.

12.12Multiple Counterparts.  This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

12.13Incorporation.  All Exhibits attached to this Agreement are incorporated in and made a part of this Agreement.

12.14Radon Gas.  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

12.15Non-Merger.  In addition to the specific language of non-merger found in certain Sections of this Agreement, any provision hereof which by its terms would be performed after Closing shall survive the Closing and shall not merge in the Closing or in the Special Warranty Deed, except as specifically provided to the contrary herein.

12.16Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED AND EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF DEALING, COURSE OF CONDUCT, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.

12.17Recording of this Agreement.  Purchaser may record a short form notice or memorandum of this Agreement in the public records of Duval County, Florida or in any other appropriate office or place of recording.

-  17 -

12.18Judicial Interpretation.  Should any of the provisions of this Agreement require judicial interpretation, the court interpreting or construing the same shall not apply the presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that the agents of all parties have participated in the preparation thereof.

12.19No Assumption of Seller’s Liability.  Purchaser is acquiring only the Property from Seller.  Purchaser does not assume or agree to pay, or indemnify Seller or any other person or entity against, any liability, obligation, or expense of Seller or relating to the Property in any way except only to the extent, if any, herein expressly and specifically provided.  Seller agrees to indemnify and defend Purchaser, and its successors and assigns, against all claims and losses of whatever source or nature asserted against or suffered by Purchaser relating to any and all past development construction or sales activities conducted on or relating to the Property.

12.20Confidentiality.    [INFORMATION OMITTED]

12.23Section 1031 or 1033 Exchange.  Purchaser and Seller agree that, at either party’s election, this transaction shall be structured as an exchange of like-kind properties under Section 1031 or 1033 of the Internal Revenue Code and the regulations and proposed regulations thereunder.  The party so electing shall be known as the “Electing Party,” and the other party shall be known as the “Non-Electing Party.”  The parties agree that if either party wishes to make such election, it must do so on or prior to the Closing Date.  If the Electing Party so elects, the Non-Electing Party shall cooperate with the Electing Party and execute documentation that may be reasonably requested in connection with any exchange; it being understood, however, that the Non-Electing Party shall not be required to take title to any other property as part of the Section 1031 or 1033 exchange.  The Electing Party shall in all events be responsible for all costs and expenses related to the Section 1031 or 1033 exchange and shall indemnify, defend and hold harmless the Non-Electing Party from and against any and all liability, claims, damages and expenses (including reasonable attorneys’ fees and costs but excluding any attorneys’ fees and expenses incurred by the Non-Electing Party in connection with its review of the documents reasonably necessary to effect the Electing Party’s exchange) actually incurred by the Non-Electing Party and arising out of such Section 1031 or 1033 exchange.  The foregoing indemnity shall survive any termination of this Agreement. Seller acknowledges and agrees, as part of Purchaser’s 1031 Exchange, the Seller may be required to wire the closing funds to the Title Company and not Escrow Agent, since Escrow Agent represents Purchaser in this transaction.

12.24[Intentionally omitted.]

12.25Additional Definitions.  The term “Section” shall mean any section, sub-section, paragraph, or sub-paragraph set forth in this Agreement, as applicable.  The term “Exhibits” shall mean and refer to the following exhibits:

-  18 -

Exhibit ALegal Description of the Land

Exhibit BDescription of Leases

Exhibit CDue Diligence Materials

Exhibit DSpecial Warranty Deed

Exhibit EQuit Claim Bill of Sale and General Assignment

Exhibit FAssignment and Assumption of Lease

Exhibit GForm of Estoppel Certificate

Exhibit 6.1(f)Rent Roll

Exhibit 6.1(g)Service Contracts

Exhibit 6.2(i)Required Tenant Estoppel

Exhibit 6.2(j)Lake Number One

-  19 -

IN WITNESS WHEREOF, Seller, Purchaser, and Escrow Agent have executed and delivered this Purchase and Sale Agreement effective as of the Effective Date.

SELLER:

PGP JACKSONVILLE TC, LLC, a Delaware limited liability company

By:  PGP Florida Holdings, LLC, a Delaware limited liability company

Its: Managing Member

By: Preferred Growth Properties, LLC, a Delaware limited liability company

Its: Managing Member

By: BOOKS-A-MILLION, INC., a Delaware corporation

Its: Managing Member

By: /s/ R.T. Noden

Name: R.T. Noden

Title: SVP COO & CFO

Date: 10/28/19

[Signatures continue on following page]

-  20 -

PURCHASER:

CONSOLIDATED-TOMOKA LAND CO.,

a Florida corporation,

By: /s/ Steven R. Greathouse

Name: Steven R. Greathouse

Title: SVP - Investments

Date: 10/22/19

[Signatures continue on following pages]

-  21 -

SELLER’S AGENT:

EASTDIL SECURED

By: /s/ William Dean Sands

Name: William Dean Sands

Title: Director

Date: 10/24/19

[Signatures continue on following pages]

-  22 -

PURCHASER’S AGENT:

STAN JOHNSON COMPANY

By: /s/ Ryan Butler

Name: Ryan Butler

Title: Managing Director

Date: 10/25/19

[Signatures continue on following pages]

-  23 -

FIRST AMERICAN TITLE INSURANCE COMPANY, as Escrow Agent, joins in the execution of this Agreement for the purpose of acknowledging the agreement as to the holding of the Earnest Money in accordance with the terms and provisions of the Agreement.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Nancy Honsa

Name: Nancy O. Honsa

Title: Sr. Commercial Escrow Officer

Date: 10/25/19

 [End of signature pages]

-  24 -

EXHIBIT A

Legal Description of the Land

The parties shall approve the final legal description of the Land during the Inspection Period, but the Land is generally depicted on the Site Plan on the following page.

The Land includes all of Seller’s right, title and interest in and to the Land located in the Shopping Center, including the following two (2) outparcels:

[INFORMATION OMITTED]

RE # 167727-0120

4784 Town Center Parkway, Jacksonville, Florida

[INFORMATION OMITTED]

RE # 167727-0180

0 Town Center Parkway, Jacksonville, Florida

-  25 -

[INFORMATION OMITTED]

-  26 -

EXHIBIT B

Description of Leases

[INFORMATION OMITTED]

-  27 -

EXHIBIT C

Due Diligence Materials

[INFORMATION OMITTED]

-  28 -

EXHIBIT D

Form of Special Warranty Deed

Prepared by and return to:

Chris R. Strohmenger, Esq.

Burr & Forman LLP

50 N. Laura Street, Suite 3000
Jacksonville, Florida 32202

Parcel Identification No.:

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED made this ____ day of                         , 2019, by                                         , a                                    (the “Grantor”), whose mailing address is ______________________________________________________, to                                               , a                                                  (the “Grantee”), whose mailing address is                                                             (wherever used herein, the terms “Grantor” and “Grantee” include all the parties to this instrument and the heirs, legal representatives and assigns of individuals, and the successors and assigns of corporations):

W I T N E S S E T H:

That Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt whereof is hereby acknowledged, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto the Grantee all that certain real property together with the building, fixtures and improvements thereon located in ________    County, State of Florida, the legal description of which is contained in Exhibit A attached hereto and made a part hereof (the “Property”).

TOGETHER, with all the tenements, hereditaments, and appurtenances thereto belonging or in anywise appertaining.

TO HAVE AND TO HOLD, the same in fee simple forever.

AND, Grantor hereby covenants with Grantee that Grantor is lawfully seized of the Property in fee simple; that Grantor has good right and lawful authority to sell and convey the Property; and Grantor hereby covenants that Grantor will warrant and defend title to the Property against the lawful claims of all persons claiming by, through, or under Grantor, but against none other, subject to the encumbrances set forth on Exhibit B

-  29 -

attached hereto (the “Permitted Encumbrances”); provided, however, this reference shall not serve to reimpose the same.

IN WITNESS WHEREOF, the Grantor has caused the deed to be executed and delivered the day and year first above written.

Signed, sealed and delivered in the presence of these witnesses: Print Name: Print Name:	GRANTOR: , a By: Name: Title:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this ___ day of                       , 2019, by                                , as                                     of                                , a                                       , on behalf of the company.  He personally appeared before me, is personally known to me, or produced                                                 as identification.

Notary: Print Name: Notary Public, State of My Commission Expires: [NOTARIAL SEAL]

Exhibit A – Legal Description

Exhibit B – Permitted Encumbrances

-  30 -

EXHIBIT E

Form of Quit Claim Bill of Sale and General Assignment

QUIT CLAIM BILL OF SALE and General Assignment

_________________________, a(n) __________________ (“Seller”), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration received, does hereby sell, assign, grant and convey to ________________________________________________, a(n) ____________________________________ (“Purchaser”), all of Seller’s right, title and interest, if any, in and to the following described property, to the extent transferable or assignable:

 All of Seller’s right, title, and interest, if any, in all furniture, fixtures, equipment, appliances, supplies, tools, machinery, and other types and items of personal property affixed to the real property described in Exhibit A attached hereto and made a part hereof (the “Premises”), or used in connection with the operation of the Premises (collectively, the “Personal Property”);

All of Seller’s right, title, and interest in all books and records concerning the Premises and Shopping Center (as defined in the parties Purchase and Sale Agreement dated __________, 2019 (the “Agreement”)), including, but not limited to, all architectural, engineering, mechanical, and electrical drawings, plans, specifications, feasibility studies, and reports, all surveys, all manuals, all construction records, all keys to all locks on the Premises and an accounting for keys in the possession of others, if any, and all reports, budgets, reconciliation statements, operating statements and other financial records pertaining to the operation and maintenance of the Premises, Shopping Center and the common areas on adjacent lands (but excluding the roadway at The Crossing), to the extent in Seller’s possession or control (collectively, the “Books and Records”);

All of Seller’s right, title and interest, if any, in and to developer and development rights, concurrency, entitlements, including peak hour trips (but excluding Seller’s excess earned trips), impact fee credits, mobility credits, fair share credits, and all licenses, permits, certificates, approvals, authorizations, variances, the Lake Number One Owners’ Association, Inc., the Lake Meadowbrook Lake Owners’ Association, Inc., and consents issued by governmental or quasi-governmental

-  31 -

bodies, officers, and/or authorities, in connection with the ownership, occupancy, use, and operation of the Premises (collectively, the “Permits”); and

All intangible personal property owned by Seller and used in connection with the Premises, the Shopping Center and the business operated thereon, including any name referring to the Premises, the Shopping Center and the business operated thereon, all assignable warranties and guaranties, licenses, franchises, logos, trade names, trademarks, service marks, advertising materials, telephone and facsimile numbers, combination locks, and internet addresses used in connection with the Premises or Shopping Center (collectively, the “Intangibles”).

TO HAVE AND TO HOLD the Personal Property, Books and Records, Permits and Intangibles unto Purchaser and its successors and assigns forever.  This Quit Claim Bill of Sale and General Assignment is made without representation, warranty or recourse, and conveys only the interest, if any, of Seller in the Personal Property, Books and Records, Permits and Intangibles.

Seller covenants to execute such other and further instruments as may be required to effectuate the purposes of this Quit Claim Bill of Sale and General Assignment.

IN WITNESS WHEREOF, the Seller has executed this Quit Claim Bill of Sale and General Assignment as of the date first set forth above.

SELLER: _________________________________, a(n) By: Name: Title:

Exhibit A – Legal Description

-  32 -

EXHIBIT F

Form of Assignment and Assumption of Leases

ASSIGNMENT AND ASSUMPTION OF LEASES

This ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made and entered into effective as of the ______ day of ____________________, 2019 (the “Effective Date”), by and between _________________________________, a(n) _________________________ (“Assignor”), and ____________________________, a(n) _____________________________ (“Assignee”).

Recitals

This Assignment is made with respect to the following facts:

A.Assignor has as of the date hereof conveyed to Assignee the real property described on Exhibit A attached hereto and made a part hereof (the “Real Property”).

B.The Real Property is subject to the lease agreements identified on Exhibit B (such lease agreements, together with all rent, income and proceeds arising therefrom being hereinafter collectively referred to as the “Leases”).

C.In connection with the conveyance of the Real Property, Assignor has agreed to assign all of its right, title and interest in and to the Leases to Assignee, and Assignee has agreed to assume and perform all of Assignor’s liabilities and obligations arising under the Leases from and after the date hereof.

Assignment

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Assignment of Leases.  Assignor hereby transfers, assigns, and conveys to Assignee all of Assignor’s right, title, and interest in and under the Leases, including, but not limited to, any guaranties, letters of credit, security deposits (including any interest earned thereon), and prepaid rents, if any, along with the right to perform all powers conferred to Assignor as landlord under the Leases.

2.Assumption of Leases.  Assignee does hereby assume all of Assignor’s duties and obligations under the Leases and agrees to perform all of Assignor’s duties thereunder accruing on or after the Effective Date.

-  33 -

3.Indemnification.  Assignor shall indemnify and hold harmless Assignee from and against all obligations and/or defaults of the Assignor under the Leases to the extent such obligations or defaults were applicable to the period, and required to be performed, prior to the Effective Date.

4.Notification of Assignment.  Assignor covenants and agrees to deliver a signed statement to the tenants under the Leases, notifying the tenants that the Leases have been assigned.

5.Binding Effect of this Assignment.  This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee, and their respective successors and assigns.

[Signature pages follow]

-  34 -

IN WITNESS WHEREOF, the Assignor has executed this Assignment as of the date set forth above.

ASSIGNOR: _________________________________, a(n) _______________________________ By: Name: Title:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this ___ day of                       , 2019, by                                     , as                               of                                     , a                                                    , on behalf of the company. He personally appeared before me, is personally known to me, or produced                                                    as identification.

Notary: Print Name: Notary Public, State of My Commission Expires: [NOTARIAL SEAL]

-  35 -

IN WITNESS WHEREOF, the Assignee has executed this Assignment as of the date set forth above.

ASSIGNEE: _________________________________, a(n) _______________________________ By: Name: Title:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this ___ day of                       , 2019, by                                             , as                                       of                          , a                                        , on behalf of the company.  He personally appeared before me, is personally known to me, or produced                                                        as identification.

Notary: Print Name: Notary Public, State of My Commission Expires: [NOTARIAL SEAL]

Exhibit A – legal Description

Exhibit B – List/Description of Lease

-  36 -

EXHIBIT G

Form of Tenant Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

To:____________________________ (the “Purchaser”)

Re:Name of Tenant’s Business:  __________________________________________

Lease between ________________________, as Landlord or its assignees (the “Landlord”), and ______________________, a __________________, as Tenant (the “Tenant”), dated _______________, 20___ for approximately ____ square feet of space (the “Premises”) in that certain Shopping Center known as The Strand at Town Center, located in Jacksonville, Florida (the “Property”)

Tenant understands that Purchaser will purchase the Property.  Tenant, as the tenant under the above-referenced lease (as amended by the amendments, if any, listed above, the “Lease”) hereby certifies to and agrees with Purchaser as follows:

1.The Lease is in full force and effect and has not been modified, supplemented, or amended, except:  ______________________________________________________________.

2.The Lease represents the entire agreement between the parties as to the Property, and Tenant claims no rights with respect to the Property other than as set forth in the Lease.

3.The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant, and the Lease is in full force and effect.

4.Tenant has paid rent for the Premises up to and including                             , 20___.  The current amount of fixed monthly rent is $                            ;  [the current percentage rent is                          ;] the current monthly common area or other charges are $                         .  The base year for operating expenses and real estate taxes, as defined in the Lease, is                      .  No rent has been or will be paid more than one (1) month in advance of its due date, except:

5.Tenant has paid a security deposit of $___________.

6.The commencement date of the Lease was _______________, 20___.  The current expiration date for the Lease is _______________, 20___, and Tenant has no option or right to terminate the Lease prior to the expiration date. Tenant has no option(s) to renew or extend the Lease, except:

-  37 -

________________________________________________________ _____________________________________________________________________________.

7.All work to be performed by Landlord to the Premises under the Lease has been performed in all material respects.  All work to be performed by Landlord to the Property under the Lease has been performed in all material respects.  All payments, free rent, or other credits, allowances or abatements required to be given under the Lease to Tenant with respect to work to be performed to the Premises have been received by Tenant, except:                                                                                 . Tenant has unconditionally accepted the Premises, is in physical occupancy of the Premises and is operating its business in the Premises.

8.As of the date hereof:  (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default by Tenant or Landlord under the Lease; and (ii) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

9.Tenant has not assigned any of its rights under the Lease or sublet all or any portion of the Premises.  Tenant does not hold the Premises under assignment or sublease.

10.Tenant has no right or option to purchase all or any part of the Premises or the building of which the Premises is a part.  Tenant has no right to expand or occupy any additional space at the Property.

11.No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state.

The person executing this certificate on behalf of Tenant is duly authorized to execute this certificate.

Executed by Tenant on _______________, 20__.

TENANT: , a By: Name: Title:

-  38 -

EXHIBIT 6.1(f)

Rent Roll

[INFORMATION OMITTED]

-  39 -

EXHIBIT 6.1(g)

Service Contracts

[INFORMATION OMITTED]

EXHIBIT 6.2(i)

Required Tenant Estoppels

[INFORMATION OMITTED]

-  40 -

EXHIBIT 6.2(j)

Lake Number One and a portion of Lake Meadowbrook

(from title policy)

PARCEL 3: Lake No. One

A portion of Section 7, Township 3 South, Range 28 East, Jacksonville, Duval County, Florida, being more particularly described as follows:

For Point of Reference, commence at the Southwest corner of said Section 7, the same being in the centerline of J. Turner Butler Boulevard (State Road No. 202, as now established as a 300 foot right of way); thence North 00°46'43" West, along the West line of Section 7, a distance of 175.20 feet; run thence North 82°55'26" East, a distance of 752.22 feet; run thence North 03°26'30" West, a distance of 106.47 feet; run thence North 00°33'11" West, a distance of 303.51 feet; run thence North 26°32'08" West, a distance of 49.41 feet to the Point of Beginning.

From the Point of Beginning thus described, run South 85°18'46" West, a distance of 125.47 feet; run thence North 65°06'03" West, a distance of 78.74 feet; run thence North 20°40'43" West, a distance of 68.55 feet; run thence North 05°20'44" East, a distance of 261.27 feet; run thence North 02°54'42" West, a distance of 317.21 feet; run thence North 00°25'40" West, a distance of 189.43 feet; run thence North 17°52'35" East, a distance of 278.96 feet; run thence North 04°07'10" East, a distance of 226.06 feet; run thence Easterly, along the arc of a curve, concave Southerly with a radius of 81.49 feet, an arc distance of 203.44 feet to a point, said arc being subtended by a chord bearing of North 89°44'45" East, and distance of 154.57 feet; run thence South 14°55'36" East, a distance of 162.86 feet to a point; run thence Southeasterly, along the arc of a curve, concave Northeasterly with a radius of 206.56 feet, an arc distance of 205.32 feet to a point, said arc being subtended by a chord bearing of South 46°50'45" East and distance of 196.97 feet; run thence South 76°50'23" East, a distance of 265.99 feet; run thence South 37°20'02" East, a distance of 110.17 feet; run thence South 21°48'06" East, a distance of 70.74 feet; run thence South 10°37'47" East, a distance of 85.44 feet; run thence South 03°19'03" West, a distance of 56.84 feet; run thence South 63°39'27" West, a distance of 150.03 feet; run thence South 29°56'39" West, a distance of 43.18 feet; run thence South 29°11'56" East, a distance of 87.87 feet; run thence South 09°56'39" East, a distance of 87.53 feet; run thence South 10°41'20" West, a distance of 212.86 feet; run thence South 46°30'27" West, a distance of 31.67 feet; run thence South 84°05'19" West, a distance of 156.18 feet; run thence Southwesterly, along the arc of a curve, concave Southeasterly with a radius of 320.00 feet, an arc distance of 184.03 feet to a point, said arc being subtended by a chord bearing of South 62°01'27" West, and distance of 181.51 feet; run thence South 45°32'55" West, a distance of 139.82 feet; run thence South 85°18'46" West, a distance of 16.91 feet to

Portion of Lake Meadowbrook:

All of Seller’s interest in Lake Meadowbrook as generally depicted on the Site Plan attached as Exhibit A.

-  41 -